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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated January 30, 2004, accompanying the consolidated financial statements of Texas United Bancshares, Inc. and Subsidiaries appearing in the Registration Statement and Joint Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Houston, Texas
August 9, 2004